                                                                     Exhibit 4.1



                                CONNECTINC.COM

                        COMMON STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                                CONNECTINC.COM

                              AND THE PURCHASERS

                              LISTED ON EXHIBIT A

                         DATED AS OF JANUARY 15, 1999

Section 1.  Authorization and Sale of Common Stock.....................................   1
       1.1  Authorization..............................................................   1
       1.2  Sale of Common Stock.......................................................   1
Section 2.  Closing Date; Delivery.....................................................   1
       2.1  Closing Date...............................................................   1
       2.2  Delivery...................................................................   1
Section 3.  Representations and Warranties of the Company..............................   1
       3.1  Organization and Standing..................................................   2
       3.2  Corporate Power............................................................   2
       3.3  Capitalization.............................................................   2
       3.4  Authorization..............................................................   2
       3.5  Financial Information; SEC Reports.........................................   2
       3.6  Offering...................................................................   3
       3.7  Disclosure.................................................................   4
Section 4.  Representations, Warranties and Covenants of the Purchasers................   4
       4.1  Authorization..............................................................   4
       4.2  Investment Experience......................................................   4
       4.3  Investment Intent..........................................................   4
       4.4  Registration or Exemption Requirements.....................................   5
       4.5  Restriction on Short Sales.................................................   5
       4.6  No Legal, Tax or Investment Advice.........................................   5
Section 5.  Conditions to Closing of Purchasers........................................   5
       5.1  Representations and Warranties.............................................   5
       5.2  Officers' Certificate......................................................   6
       5.3  Covenants..................................................................   6
       5.4  No Injunction, etc.........................................................   6
Section 6.  Conditions to Closing of Company...........................................   6
       6.1  Representations and Warranties.............................................   6
       6.2  Covenants..................................................................   6
Section 7.  Affirmative Covenants of the Company.......................................   6
       7.1  Registration Requirements..................................................   6
            (a)         Shelf Registration.............................................   6
            (b)         Filing Obligation..............................................   7
            (c)         Effectiveness..................................................   7
            (d)         Suspension Periods.............................................   7
            (e)         Registration Expenses..........................................   8
            (f)         Notification...................................................   8
            (g)         Rule 144.......................................................   8
       7.2  Indemnification and Contribution...........................................   9
       7.3  Nasdaq NMS Listing.........................................................  11
Section 8.  Restrictions on Transferability of Shares: Compliance with Securities Act..  11
       8.1  Restrictions on Transferability............................................  11
       8.2  Restrictive Legend.........................................................  11
       8.3  Transfer of Shares after Registration......................................  11

                                      1.

       8.4  Purchaser Information......................................................  12
Section 9.  Miscellaneous..............................................................  12
       9.1  Waivers and Amendments.....................................................  12
       9.2  Broker's Fee...............................................................  12
       9.3  Governing Law..............................................................  12
       9.4  Survival...................................................................  12
       9.5  Successors and Assigns.....................................................  12
       9.6  Entire Agreement...........................................................  13
       9.7  Notices, etc...............................................................  13
       9.8  Severability of this Agreement.............................................  13
       9.9  Counterparts...............................................................  13
      9.10  Expenses...................................................................  13
      9.11  Announcements..............................................................  13

Exhibit A   Schedule of Purchasers

Exhibit B   Instruction Sheet for Purchaser

Exhibit C   Purchaser's Certificate of Subsequent Sale

                                      2.

                                CONNECTINC.COM

                        COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January 15, 1999, by and among CONNECTINC.COM, a Delaware corporation (the "Company"), with its principal office at 515 Ellis Street, Mountain View, California 94043-2242, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (individually, a "Purchaser," and collectively, the
                   ---------
"Purchasers").

SECTION 1.  Authorization and Sale of Common Stock

     1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to One Million Five Hundred Thirty Eight Thousand Four Hundred Sixty Two (1,538,462) shares of its common stock, par value $0.001 per share (the "Common Stock"), pursuant to this Agreement.

     1.2 SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date hereinafter defined, the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A (collectively, the "Shares") for a purchase
                         ---------
price of $2.60 per share, based on the calculation set forth on Exhibit A hereto
                                                                ---------
(the "Purchase Price").

SECTION 2.  Closing Date; Delivery

     2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Cooley Godward llp, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California at 9:00 a.m. (Pacific Daylight Time), on the third business day following the date hereof or at such other time and place upon which the Company and the Purchasers shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate, registered in the Purchaser's name as shown on Exhibit
                                                                        -------
A, representing the number of shares of Common Stock to be purchased by such
-
Purchaser. Such delivery shall be against payment of the Purchase Price therefor by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on Exhibit A to a bank account designated by the Company
                         ---------
to each Purchaser at least one (1) business day prior to the Closing Date.

SECTION 3.  Representations and Warranties of the Company

     The Company represents and warrants to the Purchasers as follows, effective as of the date hereof and the Closing Date.

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own or lease and operate its properties and assets and to carry on

                                       3.

its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

     3.2 CORPORATE POWER. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement including all exhibits and schedules hereto.

     3.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock par value $.001, of which 13,244,385 shares are issued and outstanding as of January 14, 1999, and (ii) 3,500,000 shares of Preferred Stock, par value $.001 per share, none of which are issued and outstanding as of January 14, 1999. Except for outstanding options to purchase an aggregate of 2,150,169 shares of Common granted pursuant to the Company's 1996 Stock Option Plan, (i) there are no outstanding rights of first refusal, preemptive rights or other rights (contingent or otherwise), options, warrants, convertible securities, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from, or the issuance by, the Company of any shares of its capital stock, and (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The Company does not own, directly or indirectly, any interest in any joint venture, partnership, corporation or other business entity. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

     3.4     AUTHORIZATION

             (A) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement has been or will be taken prior to the Closing. The Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid, and nonassessable.

     3.5     FINANCIAL INFORMATION; SEC REPORTS.

             (A) The Company has made available to the Purchasers an (i) unaudited consolidated balance sheet at September 30, 1998 and (ii) audited consolidated balance sheets at December 31, 1997, and December 31, 1996, in each case, together with the related consolidated statements of operations, stockholders' equity and cash flows for the period then ended (the "Financials"). The Financials have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved, except for accounting changes described in the related notes thereto, and present fairly the

                                       4.

financial position of the Company as of the respective dates of said balance sheets and the results of operations of the Company for the respective periods covered. The Financials at, or for the quarterly period ending, September 30, 1998 are hereinafter referred to as the "September 1998 Financials."

             (B) Since September 30, 1998, to the Company's knowledge, there has not been:

                 (I) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the September 1998 Financials, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the financial condition, operating results, prospects or business of the Company;

                 (II) any material damage, destruction or loss or interruption in use of any material asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (III) any waiver by the Company of a material right or debt owed to it; or

                 (IV) any material change in the accounting or tax methods or practices of the Company or the making or changing by the Company of any material tax election.

            (C) The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Reports") complied in all material respects with the requirements of the Exchange Act, and, to the Company's knowledge, did not contain, as of the respective date of such SEC Report, any untrue statement of a material fact or omitted as of its date to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     3.6 OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issuance and sale of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act, and the Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

     3.7 DISCLOSURE. For the purposes of this Agreement and the transactions contemplated hereby, to the Company's knowledge, none of the representations or warranties made by the Company in this Agreement and no information in the Exhibits or Schedules hereto by the Company contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the

                                       5.

circumstances under which they were made, not misleading. To the extent any communication or information has been provided to Purchasers which could be deemed to constitute a forward-looking statement or projection regarding the Company or its business, prospects, financial condition, results of operations or otherwise, the Company makes no representation that any such forward-looking statement or projection will actually be proved true or be achieved, as the case may be.

SECTION 4.  Representations, Warranties and Covenants of the Purchasers

     Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, effective as of the Closing Date, as follows:

     4.1 AUTHORIZATION. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

     4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser acknowledges that an investment in the Company is extremely speculative. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. As set forth in Section 3.8 above, Purchaser acknowledges that there is no assurance that any communication or other information which could be construed to be a forward-looking statement or projection relating to the Company or its business, prospects, financial condition, results of operations, or otherwise, will actually be proved true or be achieved. Purchaser represents that it is not relying upon any such forward-looking statement in deciding to purchase the Shares.

     4.3 INVESTMENT INTENT. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit B for use in preparation of the Shelf Registration
                   ---------
(as defined below), will deliver the Purchaser Questionnaire to the Company on or prior to the Closing Date, and the responses provided therein shall be true and

                                       6.

correct as of the date hereof and the Closing Date and will be true and correct as of the effective date of the Shelf Registration.

     4.4     REGISTRATION OR EXEMPTION REQUIREMENTS.

             (A) Purchaser further acknowledges and understands that the Shares must be held indefinitely, and they may not be resold or otherwise transferred, except in a transaction registered under the Securities Act or otherwise exempt from such registration requirements of the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend in substantially the form set forth in Section 8.2 hereof that indicates that the transfer of the Shares is prohibited unless (i) they are registered or such registration is not required to transfer such Shares, or (ii) the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

             (B) Purchaser further acknowledges that resale of the Shares may be limited by applicable state law even where a registration statement covering resale of the Shares has been declared effective under the Securities Act. For example, certain states may limit resale of the Shares to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

     4.5 RESTRICTION ON SHORT SALES. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sale of the Company's Common Stock prior to the earlier to occur of (i) the date which is 90 days following the Closing Date and (ii) the effectiveness of the Shelf Registration (as defined below).

     4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 5.  Conditions to Closing of Purchasers

     Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date.

     5.2 OFFICERS' CERTIFICATE. The Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the representations and warranties set forth in Section 3

                                       7.

are true as of, and all of the closing conditions set forth in Section 5 have been satisfied on, the Closing Date, in all material respects.

     5.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects as of the Closing Date.

     5.4    NO INJUNCTION, ETC.

            (A) No injunction, judgment, order, writ, decree, law, rule or regulation shall exist that restrains, enjoins or prohibits the consummation of any of the transactions contemplated hereby or awards damages or other relief in respect of the consummation of any such transactions.

SECTION 6.  Conditions to Closing of Company

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

SECTION 7.  Affirmative Covenants of the Company

     The Company hereby covenants and agrees as follows:

     7.1    REGISTRATION REQUIREMENTS.

            (A) SHELF REGISTRATION. The Company shall use its reasonable commercial efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Shares (including any amendment thereto, the "Shelf Registration") as soon as practicable but in any event not later than sixty (60) days after the Closing Date (the "Filing Date"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchasers from time to time. Each Purchaser agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

            (B) FILING OBLIGATION. In the event the effectiveness of the Shelf Registration (as defined below) occurs after June 30, 1999, the Company shall pay to each Purchaser one

                                       8.

percent (1%) of such Purchaser's Purchase Price as a remedy of Purchaser relating to such failure of the effectiveness of the Shelf Registration (as defined below) to occur by June 30, 1999 for each month such registration has not been declared effective, provided, however; that no such payments shall be made if the requirements under this Section 7 are waived in accordance with
Section 9 below and provided, further; that no such payments shall in the aggregate exceed each Purchaser's Purchase Price.

            (C) EFFECTIVENESS. The Company shall use its reasonable commercial efforts to cause the Shelf Registration to become effective under the Securities Act within thirty (30) days of the Filing Date (the "Effective Date"). Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments, prospectus supplements or otherwise, the Company shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective and in compliance with the Securities Act until the earlier of (i) the date twenty (20) days following the Effective Date, (ii) such date as all of the Shares have been resold or (iii) such time as all of the Shares held by the Purchasers may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); provided, however, that in the event of a Suspension Period, as set forth in Section 7.2(c) hereof, the Company shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. The Company shall use its reasonable commercial efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the Shelf Registration (and subject to Purchasers' compliance with their obligations hereunder), to cause the resale of the Shares pursuant to the Shelf Registration to be lawful. The Company will use its reasonable commercial efforts to cause, as of the Effective Date, all the Shares to be listed for quotation on the Nasdaq NMS.

            (D) SUSPENSION PERIODS. Following the effectiveness of a Shelf Registration filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such Shelf Registration for up to thirty (30) days, as appropriate (a "Suspension Period"), by giving notice to each Purchaser, if the Company shall have determined, through action by its Board of Directors, that the Company may be required to disclose any material corporate development, which disclosure, in the judgment of the Company's Board of Directors, could reasonably be expected to have a material adverse effect on the Company; and at least two (2) business days prior to implementing any such Suspension Period, the Company shall deliver to each Purchaser a certificate to that effect. Notwithstanding the foregoing, no more than two (2) Suspension Periods may occur in any calendar year. The period of any such suspension of the registration statement shall be added to the period of time the Company agrees to keep the Shelf Registration effective as provided in Section 7.2(b). The Company shall use its reasonable commercial efforts to limit the duration and number of any Suspension Periods, including, without limitation, preparing and filing with the SEC post-effective amendments to the Shelf Registration and/or prospectus supplements to the prospectus included in the Shelf Registration. Each Purchaser agrees that, upon receipt of notice from the Company of a Suspension Period in accordance with the provisions of this Section 7.2(c), such Purchaser shall forthwith discontinue disposition of shares covered by such registration statement or prospectus in accordance with the provisions of this Section 7.2(c) until such Purchaser (i) is advised in writing by the Company that the applicable Suspension Period has been terminated and the use of the prospectus may be resumed,

                                       9.

(ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. Each Purchaser shall treat any information relating to a Suspension Period, including its receipt of notice of a Suspension Period, as confidential information of the Company, and shall not use or disclose any such information except with the prior written consent of the Company.

            (E) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses in connection with listing the Shares for quotation on Nasdaq NMS, fees and disbursements of counsel for and the independent auditors of the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

            (F) NOTIFICATION. In addition to the Company's other obligations under this Section 7.1, in connection with the registration of the Shares on the Shelf Registration, the Company shall:

                 (I) As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event, as a result of which the prospectus included in the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Purchaser as such Purchaser may reasonably request; and

                 (II) As promptly as practicable after becoming aware of such event, notify each Purchaser who holds Shares being sold of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

            (G) RULE 144..With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to use its reasonable commercial efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; and
(ii) file with the SEC in a

                                      10.

timely manner all reports and other documents required of the Company under the Exchange Act.

     7.2     INDEMNIFICATION AND CONTRIBUTION.

             (A) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser (including for such purpose its officers, directors, partners, attorneys and agents) may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, or to the extent arising out of any failure by the Company to fulfill any undertaking included in the Shelf Registration, and the Company will, on a quarterly basis, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating or defending any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Shelf Registration in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser,
(ii) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

             (B) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (including for such purpose its officers, directors, partners, attorneys and agents) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) to the extent such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or to the extent arising out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Shelf Registration.

             (C) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (but the omission to so notify the indemnifying party shall not relieve it from any liability that it

                                      11.

otherwise may have to the indemnified party, except to the extent that the indemnifying party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, in the case of any claim as to which both the indemnified party and the indemnifying party are parties, to the extent that it shall wish, the indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. If the indemnifying party shall assume the defense of any such claim, it shall not, without prior written consent of the indemnified party (which consent shall not unreasonably be withheld), settle or compromise any such claim or consent to the entry of any judgment that does not include an unconditional release of the indemnified party from all liabilities with respect to such claim or judgment. Further, no indemnifying party shall have any obligation with respect to any settlement entered into by an indemnified party without the prior written approval of this indemnifying party.

            (D) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

                                      12.

Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

     7.3 NASDAQ NMS LISTING. The Company shall use its reasonable commercial efforts as soon as practicable after the Closing Date, and in any event no later than the Effective Date, to cause the Shares to be listed for inclusion on the Nasdaq National Market System.

SECTION 8. Restrictions on Transferability of Shares: Compliance with Securities Act

     8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

     8.2 RESTRICTIVE LEGEND. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     8.3 TRANSFER OF SHARES AFTER REGISTRATION. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Shelf Registration, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule
144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit C.

     8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will immediately notify the Company in writing of any changes in the information set forth in the Shelf Registration regarding such Purchaser or such Purchaser's "Plan of Distribution."

SECTION 9.   Miscellaneous

     9.1 WAIVERS AND AMENDMENTS. With the exception of Sections 7 and 9 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Sections 7 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares. No delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the

                                      13.

Company under this Agreement, shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver or any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Purchaser of any breach or default under this Agreement, or any waiver on the part of the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

     9.2 BROKER'S FEE. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation of any kind or nature in connection with the sale of the Shares to the Purchasers.

     9.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

     9.4 SURVIVAL. All covenants and agreements of the Company and the Purchasers herein, and the indemnity and contribution agreements contained in
Section 7.2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser within the meaning of the Securities Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Securities Act, and shall survive the delivery of the Shares to the Purchasers hereunder. All representations and warranties of the Company and the Purchasers herein shall no longer be operative and shall of no effect as of the Closing Date.

     9.5     SUCCESSORS AND ASSIGNS.

             (A) The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, no Purchaser shall assign its rights or obligation under this Agreement without the prior written consent of the Company.

     9.6 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the
                                  ---------
Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the

                                      14.

applicable address or was successfully sent to the applicable telecopy number,
(ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

  9.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  9.10 EXPENSES. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

  9.11 ANNOUNCEMENTS. The parties hereto agree that all public announcements by any Purchaser regarding the transactions contemplated by this Agreement shall be approved in advance in writing by the Company; provided, however that any Purchaser will not be precluded hereby from making such disclosures as it may be required to make in order to comply with all applicable laws or listing agreements.

                                      15.

     The foregoing agreement is hereby executed as of the date first above written.
                                   "COMPANY"

                                   CONNECTINC.COM
                                   a Delaware corporation

                                   By: /s/ Craig D. Norris
                                       -----------------------------------
                                           Craig D. Norris
                                           Chief Executive Officer

                                   "PURCHASERS"

                                   SPECIAL SITUATIONS FUND III, L.P.

                                   DAVID GREENHOUSE

                                   By:    /s/ David Greenhouse
                                          --------------------------------
                                          David Greenhouse

                                   Title: Executive Vice President
                                          --------------------------------

                                   SPECIAL SITUATIONS CAYMAN FUND, L.P.

                                   DAVID GREENHOUSE

                                   By:    /s/ David Greenhouse
                                          --------------------------------
                                          David Greenhouse

                                   Title: Executive Vice President
                                          --------------------------------

                                   SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                                   DAVID GREENHOUSE

                                   By:    /s/ David Greenhouse
                                          --------------------------------
                                          David Greenhouse

                                   Title: Executive Vice President
                                          --------------------------------

                                   SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

                                   DAVID GREENHOUSE

                                   By:    /s/ David Greenhouse
                                          --------------------------------
                                          David Greenhouse

                                   Title: Executive Vice President
                                          --------------------------------



                                   ELLIOT BOSSEN

                                   By:    /s/ Elliot Bossen
                                          --------------------------------
                                          Elliot Bossen

                                   EXHIBIT A

                            SCHEDULE OF PURCHASERS

INVESTOR NAME                                                 SHARES PURCHASED    PURCHASE PRICE*
Special Situations Fund III, L.P.                                   442,308        $1,150,000.80
Special Situations Cayman Fund, L.P.                                134,615        $  349,999.00
Special Situations Private Equity Fund, L.P.                        288,462        $  750,001.20
Special Situations Technology Fund, L.P.                             96,154        $  250,000.40
Elliot Bossen                                                       576,923        $1,499,999.80
                                                              ----------------   ----------------
TOTAL                                                             1,538,462        $4,000,001.20
                                                              ----------------   ----------------

* Per share purchase price of $2.60 was based on the average closing price of the Company's Common Stock as reported on the Nasdaq Stock Market for the thirty trading days immediately preceding the date hereof less a 20% discount to account for (i) the lack of liquidity associated with the "restricted" nature of the Shares; (ii) the uncertainty as to when the Registration Statement on Form S-3 relating to the Shares being purchased will be filed and declared effective;
(iii) the volatility of the Company's Common Stock over the last 45 days; (iv) the trading of the Company's Common Stock for a substantial period of time at substantially below the closing price on January 14, 1999; (v) the Company's desire to consummate the Closing promptly in order to achieve compliance with the listing requirements of the Nasdaq Stock Market; and (vi) other factors.

                                     A-1.

                                   EXHIBIT B

                        INSTRUCTION SHEET FOR PURCHASER

                  (to be read in conjunction with the entire
                       Common Stock Purchase Agreement)

A.   Complete the following items in the Common Stock Purchase Agreement:

     1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

     2.   Exhibit B-1 - Stock Certificate Questionnaire:
          Provide the information requested by the Stock Certificate Questionnaire;

     3.   Exhibit B-2 - Registration Statement Questionnaire:
          Provide the information requested by the Registration Statement Questionnaire.

     4.   Exhibit B-3 - Purchaser Certificate:

          Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

     5. Return the signed Purchase Agreement including the properly completed Exhibit B to:

               Cooley Godward llp
               Attn:  Gordon K. Ho
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306-2155

B. Instructions regarding the transfer of funds for the purchase of Shares will be provided by facsimile to the Purchaser by the Company at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

          (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

          (ii) must send a letter in the form of Exhibit C to the Company so that the Shares may be properly transferred.

                                     B-1.

                                  EXHIBIT B-1

                                CONNECTINC.COM

                        STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.   The exact name that the Shares are to be
registered in (this is  the name that will
appear on the stock certificate(s)).  You
may use a nominee name if appropriate:              ________________________________________

2.   The relationship between the Purchaser of
the Shares and the Registered Holder listed in
response to item 1 above:                           ________________________________________

3.   The mailing address of the Registered          ________________________________________
Holder listed in response to item 1 above:          ________________________________________
                                                    ________________________________________

4.   The Tax Identification Number of the
Registered Holder listed in response to item
1 above:                                            ________________________________________

                                    B(1)-1.

                                  EXHIBIT B-2

                                CONNECTINC.COM

                     REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

     1. Please state your organization's name exactly as it should appear in the Registration Statement:

     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company?


               ______     Yes      ______    No


     If yes, please indicate the nature of any such relationships below:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                                    B(2)-1.

                                  EXHIBIT B-3

                                CONNECTINC.COM

                     CERTIFICATE FOR INDIVIDUAL PURCHASERS

     If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                  CERTIFICATE

     I certify that the representations and responses below are true and accurate:

     In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

     ______    (1)  A natural person whose net worth, either individually or jointly with such person's spouse exceeds $1,000,000;

     ______    (2)  A natural person who had an income in excess of $200,000, or joint income with that person's spouse in excess of $300,000 in 1997 and 1998, and reasonably expects to have individual income reaching the same level in 1999;

     ______    (3)  An executive officer or director of the Company.

     My principal residence is in the state of_______________________________.

Dated:_   _____________

          Name(s) of Purchaser


          _____________________________
          Signature


          _____________________________
          Signature

                                    B(3)-1.

                                  EXHIBIT B-3

                                CONNECTINC.COM

                    CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                    TRUST, FOUNDATION AND JOINT PURCHASERS

     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                  CERTIFICATE

     The undersigned certifies that the representations and responses below are true and accurate:

     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

     (b)  Indicate the form of entity of the undersigned:

          ______         Limited Partnership

          ______         General Partnership

          ______         Corporation

          ______         Revocable Trust (identify each grantor and indicate
               under what circumstances the trust is revocable by the grantor):

                         ______________________________________________
                         ______________________________________________
                         ______________________________________________
                         ______________________________________________
                         ______________________________________________.
                         (Continue on a separate piece of paper, if necessary.)

          ______         Other Type of Trust (indicate type of trust and, for
     trusts other than pension trusts, name the grantors and beneficiaries):


                         ______________________________________________
                         ______________________________________________
                         ______________________________________________
                         ______________________________________________
                         (Continue on a separate piece of paper, if necessary.)
_________________________     Other form of organization (indicate form of
                    organization):

                                      2.

     (c)  Indicate the date the undersigned entity was formed:____.

     (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

          ________ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          ________ 2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

          ________ 3. An insurance company as defined in Section 2(13) of the securities Act;

          ________ 4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in
          Section 2(a)(48) of that Act;

          ________ 5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          ________ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          ________ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          ________  8.  A private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

          ________ 9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          ________ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and

                                      3.

          business matters that such person is capable of evaluating the merits and risks of investing in the Company;

          ________ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:


          _____________________________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________
          (Continue on a separate piece of paper, if necessary.)

     (e) The state of incorporation or formation of the investor is_______ and the investor's principal office is located in the state of______________.

Dated:_________,199_


_______________________________________
Name of investor




_______________________________________
Signature and title of authorized
officer, partner or trustee

                                      4.

                                   EXHIBIT C

                  PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:  Ronald Ibarra
     ConnectInc.com
     515 Ellis Street
     Mountain View, CA  94043-2242

     The undersigned, the Purchaser or an officer of, or other person duly
authorized by the Purchaser, hereby certifies that [                          ]
was the Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about ___________ either (check the applicable box) : (i) in accordance with the registration statement, file number ____ in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or: (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

     Name of Purchaser: ________________________

     Name of Individual
     representing Purchaser
     (if an Institution): ______________________

     Title of Individual
     representing Purchaser
     (if an Institution): ______________________

Signature by:

     Purchaser or
     Individual representing                      Purchaser:  __________________

                                      5.